UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

current report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2023

SELECT MEDICAL HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34465	20-1764048
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices)  (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEM	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether either registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if either registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On August 2, 2023, Bryan C. Cressey, a director of the Select Medical Holdings Corporation (the “Company”) and chairman of the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors, notified the Company of his decision to resign as a director, effective August 2, 2023. Mr. Cressey’s resignation was not the result of any disagreement with the Company or any of its officers or other directors on any matter relating to the operations, policies or practices of the Company.

Compensatory Arrangements of Executive Officers

On August 1, 2023, the Compensation Committee awarded restricted shares of the Company’s common stock to certain of the named executive officers pursuant to the Company’s 2020 Equity Incentive Plan. The shares awarded to Messrs. Chernow, Robert Ortenzio, Rocco Ortenzio, Jackson and Tarvin will vest equally on each of the first three anniversaries of the date of grant. The shares awarded to Messrs. Saich and Mullin will vest in full on August 1, 2026. The grant of restricted stock to each named executive officer is listed below.

Name of Executive	Shares of Restricted Stock Granted
David S. Chernow	250,000
Robert A. Ortenzio	250,000
Rocco A. Ortenzio	150,000
Martin F. Jackson	150,000
Michael E. Tarvin	100,000
John A. Saich	75,000
Thomas P. Mullin	75,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION

Date: August 2, 2023	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary